EXHIBIT 5.1

ORRICK, HERRINGTON & SUTCLIFFE LLP 1000 MARSH ROAD MENLO PARK, CALIFORNIA 94025 tel +1-650-614-7400 fax +1-650-614-7401 WWW.ORRICK.COM

November        , 2010

SemiLEDs Corporation

3F, No. 11 Ke Jung Rd., Chu-Nan Site,

Hsinchu Science Park, Chu-Nan 350,

Miao-Li County, Taiwan, R.O.C.

Re:          Registration Statement on Form S-1

Ladies and Gentlemen:

We are acting as counsel for SemiLEDs Corporation, a Delaware corporation (the “Company”), in connection with the registration statement on Form S-1 filed by the Company with the Securities and Exchange Commission (the “Commission”) on August 6, 2010 (File No. 333-168624), as amended (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the registration of [•] shares of common stock of the Company, par value $[0.0000004] per share, [•] shares of which are being offered by the Company (the “Company Primary Shares”), and an additional [•] shares which may be purchased by the underwriters pursuant to an option granted by the Company (the “Company Option Shares,” and together with the Company Primary Shares, the “Company Shares”).

We have examined instruments, documents, and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates we have reviewed.

Based upon the foregoing examination and in reliance thereon, and subject to the assumptions stated and in reliance on statements of fact contained in the documents that we have examined, we are of the opinion that the Company Shares, when issued against payment therefor, will be validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Very truly yours,

/s/ ORRICK, HERRINGTON & SUTCLIFFE LLP